EXHIBIT 23.1


                           CONSENT OF INDEPENDENT
                        CERTIFIED PUBLIC ACCOUNTANTS

     Niagara Corporation
     New York, New York

     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Post-Effective Amendment to the Registration Statement of our reports dated March 27, 1997, relating to the consolidated financial statements and schedules of Niagara Corporation and subsidiary appearing in the Company's Annual report on Form 10-K for the year ended December 31, 1996.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.

     /s/  BDO Seidman, LLP

     BDO Seidman, LLP

     New York, New York

     September 29, 1997